As filed with the Securities and Exchange Commission on November 17, 1995.
                                                    Registration No. 33-_____


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549


                                       FORM S-8
                             Registration Statement Under
                              the Securities Act of 1933

                              CONSOLIDATED PAPERS, INC.
                (Exact Name of Registrant as Specified in its Charter)

              WISCONSIN                           39-0223100
     (State or Other Jurisdiction of           (I.R.S. Employer
     Incorporation or Organization)           Identification No.)

                                    P.O. BOX 8050
                        WISCONSIN RAPIDS, WISCONSIN 54495-8050
                       (Address of Principal Executive Offices)


             CONSOLIDATED PAPERS EXECUTIVE MANAGEMENT INCENTIVE PLAN 1995
                               (Full Title of the Plan)

                                   CARL H. WARTMAN
                           SECRETARY AND CORPORATE ATTORNEY
                                    P.O. BOX 8050
                        WISCONSIN RAPIDS, WISCONSIN 54495-8050
                       (Name and address of agent for service)

                                    (715) 422-3578
            (Telephone number, including area code, of agent for service)

                                       COPY TO:
                               FREDERICK W. AXLEY, P.C.
                               MCDERMOTT, WILL & EMERY
                                227 WEST MONROE STREET
                            CHICAGO, ILLINOIS  60606-5096


                           CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
          Title of                    Maximum      Maximum
         Securities       Amount      Offering     Aggregate     Amount of
           to be          to be       Price        Offering     Registration
         Registered     Registered  Per Share(1)   Price(1)         Fee

   Common Stock          50,000       $63.375     $3,168,750      $633.75
   ($1.00 par            Shares
   value per share)


     (1) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457 under the Securities Act of 1933 based on the average of the high and low prices of a share of Common Stock, $1.00 par value per share, as reported on The New York Stock Exchange.



                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Consolidated Papers, Inc. (the "Registrant"), and Consolidated Papers Executive Management Incentive Plan 1995 (the "Plan") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

          (c) The Registrant's Report on Form 8-K dated July 14, 1995 as amended by the Report on Form 8-K/A dated September 13, 1995.

          (d) All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since July 1, 1995.

          (e) The description of the Registrant's Common Stock is contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently
     filed Incorporated Document modifies or supersedes such statement.   Any
     such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               In conformity with Section 180.0850 through Section 180.0859 of the Wisconsin Business Corporation Law, the Bylaws of the Registrant provide for the indemnification of officers and directors of the Registrant for liabilities and expenses incurred in any civil, criminal or administrative proceeding brought about as a result of the officer's or director's service to the Registrant.

               Indemnification is mandatory under Wisconsin law unless the director or officer is found to have breached a duty to the corporation and to have been guilty of certain specified wrongful conduct. The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant against any loss, whether or not the Registrant would have the obligation to provide indemnification under Wisconsin law.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

     ITEM 8.   EXHIBITS

     Exhibit
     Number    Description of Exhibit

       4.1          Restated Articles of Incorporation of the Registrant.
                    Incorporated herein by reference to Exhibit 3.a. to Form 10-Q for the quarter ended March 31, 1989.

       4.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.b. to Form 10-Q for the quarter ended March 31, 1994.

       5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

      23.1          Consent of Arthur Andersen LLP.

      23.2          Consent of McDermott, Will & Emery (included in Exhibit 5).

      24       Power of Attorney (included on signature page).


     ITEM 9.   UNDERTAKINGS.

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wisconsin Rapids, State of Wisconsin, on the 17th day of November, 1995.

                                        CONSOLIDATED PAPERS, INC.


                                        By: /s/ Richard J. Kenney
                                            Richard J. Kenney
                                            Vice President Finance


                                  POWER OF ATTORNEY

               We, the undersigned officers and directors of Consolidated Papers, Inc. severally constitute Richard J. Kenney and Carl H. Wartman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Consolidated Papers, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

               Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of November, 1995.

                     Signature                       Title
              /s/ Patrick F. Brennan            President and Chief Executive
                                                Officer,
                Patrick F. Brennan              Director
                                                (Principal Executive Officer)

               /s/ Richard J. Kenney            Vice President Finance
                 Richard J. Kenney              (Principal Financial Officer)

                /s/ George W. Mead              Chairman of the Board,
                  George W. Mead                Director

              /s/ Ruth Baldwin Barker           Director
                Ruth Baldwin Barker

                /s/ James R. Bostic             Director
                  James R. Bostic

               /s/ Wiley N. Caldwell            Director
                 Wiley N. Caldwell

                /s/ Sally M. Hands              Director
                  Sally M. Hands

               /s/ Bernard S. Kubale            Director
                 Bernard S. Kubale

             /s/ D. Richard Mead, Jr.           Director
               D. Richard Mead, Jr.

                /s/ Gilbert D. Mead             Director
                  Gilbert D. Mead

               /s/ Lawrence R. Nash             Director
                 Lawrence R. Nash

                 /s/ Glenn N. Rupp              Director
                   Glenn N. Rupp




                                    EXHIBIT INDEX

     Exhibits marked with an asterisk (*) are filed herewith. All other documents listed are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission as indicated.


     Exhibit No.                   Description

       4.1            Restated Articles of Incorporation of the Registrant.
                      Incorporated herein by reference to Exhibit 3.a. to Form 10-Q for the quarter ended March 31, 1989.

       4.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.b. to Form 10-Q for the quarter ended March 31, 1994.

       5* Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

      23.1*           Consent of Arthur Andersen LLP.

      23.2*           Consent of McDermott, Will & Emery (included in Exhibit
                      5).

      24*             Power of Attorney (included on signature page).